Exhibit E to the Merger Agreement


Brian P. Leitch, Esq.
Daniel M. Lewis, Esq.
Michael J. Canning, Esq.
ARNOLD & PORTER LLP

370 Seventeenth Street, Suite 4500
Denver, Colorado 80202
(303) 863-1000
       - and -
555 Twelfth Street, NW
Washington, DC 20004
(202) 942-5000
       - and -
399 Park Avenue
New York, New York 10022
(212) 715-1000

Lawrence E. Rifken, Esq. (VSB No. 29037)
Douglas M. Foley, Esq. (VSB No. 34364)
David I. Swan, Esq.
McGUIREWOODS LLP
1750 Tysons Boulevard, Suite 1800
McLean, Virginia 22102-4215
(703) 712-5000

Counsel to the Debtors and Debtors-in-Possession

                     IN THE UNITED STATES BANKRUPTCY COURT
                     FOR THE EASTERN DISTRICT OF VIRGINIA
                              ALEXANDRIA DIVISION

In re:                            )
                                  ) Case No. 04-13819
                                  ) Jointly Administered
US AIRWAYS, INC., et al.,(1)      ) Chapter 11
                                  ) Hon. Stephen S. Mitchell
                      Debtors.    )
_________________________________ )

             ORDER (A) APPROVING PROCEDURES FOR THE CONSIDERATION
               OF PLAN FUNDING PROPOSALS, (B) APPROVING FORM AND
                MANNER OF NOTICE OF COMPETING OFFER PROCEDURES,
             AND (C) APPROVING BREAK-UP FEE AND RELATED PROVISIONS
             -----------------------------------------------------


___________________

(1) The Debtors are the following entities: US Airways, Inc., US Airways Group, Inc., PSA Airlines, Inc., Piedmont Airlines, Inc. and Material Services Company, Inc.



         This matter comes before the Court upon the Debtors' Motion For An Order (a) Approving Procedures for the Consideration of Plan Funding Proposals, (b) Approving Form and Manner of Notice of Competing Offer Procedures, and (c) Approving Break-Up Fee and Related Provisions (the "Procedures Motion"). Upon consideration of the Procedures Motion and any timely response or opposition thereto, and upon consideration of the arguments of counsel and the evidence presented at a hearing that took place before this Court on the ___ day of ___________, 2005, and upon further consideration of the entire record in these Chapter 11 cases, the Court hereby finds as follows(2):

         A. Notice of the Procedures Motion was sufficient and complied with all applicable provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, and the Local Rules of this Court. No additional notice of the Procedures Motion is required.

         B. This Court has jurisdiction over the Procedures Motion pursuant to 28 USC ss. 1334. The Procedures Motion constitutes a core proceeding pursuant to 28 USC ss. 157(b).

         C. The relief sought by the Debtors in the Procedures Motion is (i) reasonably calculated to maximize the value of the Debtors and their businesses and assets, (ii) an appropriate exercise of the Debtors' business judgment, and (iii) in the best interest of the estates and their creditors.



___________________

(2) Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P 7052.

         D. The Debtors' selection of the merger proposal made by America West Holdings Corporation ("America West"), and supported by Eastshore Aviation LLC, Par Investment Partners, L.P. ("Par"), Peninsula Investment Partners, L.P. ("Peninsula") and Ace Aviation Holding Inc. ("Ace") (hereafter collectively the "Plan Investors") as described in the proposed Agreement and Plan of Merger between US Airways Group, Inc. and America West (the "Merger Agreement"), as agreed in the Investment Agreement by and among Par, America West and US Airways Group, Inc. (including any exhibits, schedules or attachments thereto, the "Par Investment Agreement") the Investment Agreement by and among Peninsula, America West and US Airways Group, Inc. (including any exhibits, schedules or attachments thereto, the "Peninsula Investment Agreement") and the Investment Agreement by and among Ace, America West and US Airways Group, Inc. (including any exhibits, schedules or attachments thereto, the "Ace Investment Agreement," and, collectively with the Par Investment Agreement and the Peninsula Investment Agreement, the "Investment Agreements"), and as further described in the Procedures Motion, as the basis for their Plan of Reorganization, subject to consideration of higher or better alternatives in accordance with the procedures set forth in this Order, is a reasonable and appropriate exercise of the Debtors' business judgment.

         E. The Debtors are receiving fair and reasonably equivalent value in exchange for the payments and commitments that may be made to America West and/or the Plan Investors under the terms of this Order.

         THEREFORE, it is hereby ORDERED as follows:


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


         1. The Procedures Motion shall be, and hereby is, GRANTED, and the procedures described therein are approved.(3)

         2. The Notice of Opportunity to Submit Competing Offers to Fund and Facilitate a Plan of Reorganization for the Debtors (the "Procedures Notice"), a copy of which is attached to this Order as Exhibit A, is hereby approved, and the Debtors are authorized and directed to: (i) mail a copy of the Procedures Notice, along with a copy of this Order, to potential plan sponsors identified by the Debtors and all persons or entities on the Master Service List within five (5) days from the date on which this Order is entered, and
(ii) cause the Procedures Notice to be published one time in the Wall Street Journal (National Edition), as soon as reasonably practicable, and in such other publications, if any, as the Debtors may from time-to-time determine. Such service shall constitute good and sufficient notice of this Order and Procedures Notice, and no additional notice shall be required.

         3. The Debtors shall comply with the following procedures for the consideration of plan funding proposals, and the implementation of the best proposal as part of a plan of reorganization for the Debtors, and such procedures shall be binding upon all parties in these cases:

         A. Eligibility To Make Competing Plan Proposal
            -------------------------------------------

         Any person other than America West who desires to make a competing proposal regarding a plan of reorganization for the Debtors (a "Competing Plan Sponsor") must satisfy all of the requirements set forth below. (A person who satisfies all such requirements is referred to as a "Qualified Competing Plan Sponsor.") Any proposal


___________________

(3) In the event of any discrepancy between the procedures described in the Procedures Motion and the terms of this Order, the terms of this Order shall govern and control.

from a person who is not a Qualified Competing Plan Sponsor shall not be considered by the Debtors or by the Court.

         (i) Confidentiality. Any Competing Plan Sponsor must execute a confidentiality agreement substantially in the form, and no less restrictive on the Competing Plan Sponsor, than the form attached hereto as Exhibit ___.

         (ii) Disclosure. Any Competing Plan Sponsor must disclose to the Debtors in its proposal (1) the identity of all participants providing funding for the proposal, (2) the specific amount, source, and type of funding to be provided by each such participant, (3) the identity of any person or entity who will participate in any way in the proposal without providing funding, and the nature of such participation, and
                  (4) the principals of each entity that will participate in the Competing Plan Sponsor's proposal.

         (iii) Deposit. Any Competing Plan Sponsor must either (a) make a cash deposit at the time of submission of its proposal in the amount of $25 million (the "Deposit Amount"), which cash deposit shall be held in an escrow account at a financial institution designated by the Debtors and subject to an escrow agreement in form and substance satisfactory to the Debtors, or (b) provide an irrevocable letter of credit for the benefit of the Debtors in the Deposit Amount, in a form and issued by a financial institution acceptable to the Debtors. Any such deposit shall be subject to the jurisdiction of the Court.

         (iv) Capacity to Consummate Transaction. Any Competing Plan Sponsor must demonstrate to the Debtors' satisfaction(4) its financial, legal, and managerial capacity to consummate and complete the transactions it proposes.

         B. Requirements for Any Competing Plan Proposal
            --------------------------------------------

         The Debtors may consider proposals that satisfy all of the following requirements. (A proposal that satisfies all such requirements is referred to as a "Qualified Competing Plan Proposal"):

         (i) Proponent. The proposal must be submitted by a Qualified Competing Plan Sponsor, as defined above.


___________________

(4) All deliberations, decisions and/or matters left to the Debtors' discretion referenced in this Order shall be in consultation with the Committee Professionals.


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

         (ii)     How and When Submitted. The proposal must (a) be in writing,
                  (b) include a cover letter summarizing all of the material provisions of the proposed transactions (including, without limitation, any closing conditions), (c) include the proposed form of each of the primary documents and agreements necessary to implement the proposed transactions (such as investment agreements, asset purchase agreements, merger agreement and the like), and (d) be submitted to the Debtors and to America West, (with a simultaneous copy to the Official Committee of Unsecured Creditors) so as to be received by no later than 5:00 p.m. prevailing eastern time, on the date that is thirty (30) days after the date of entry of this Order (the "Qualified Competing Plan Proposal Deadline"). The copy submitted to the Debtors shall be sent to Bruce Lakefield, Chief Executive Officer, US Airways Group, Inc., 2345 Crystal Drive, Arlington, Virginia 22227 with a copy to each of: John E. Luth, President and CEO, Seabury Securities LLC, 540 Madison Avenue, 17th Floor, New York, New York 10022; and Brian P. Leitch, Arnold & Porter LLP, 370 Seventeenth Street, Suite 4500, Denver, Colorado 80202. The copy submitted to America West shall be sent to Douglas Parker, Chief Executive Officer, America West Holding Corporation, 111 West Rio Salado Parkway, Tempe, AZ 85281 with a copy to Timothy R. Pohl, Skadden, Arps, Slate, Meagher & Flom LLP, 333 West Wacker Drive, Chicago, Illinois 60606. The copy submitted to the Official Committee of Unsecured Creditors (the "Committee") shall be sent to Scott
                  L. Hazan, Otterbourg, Steindler, Houston & Rosen, P.C., 230 Park Avenue, New York, New York 10169. The Debtors will provide copies of all Qualified Competing Plan Proposals to the Plan Investors.

         (iii) Comprehensive Plan. The proposal should provide for adequate funding and a mechanism that will facilitate confirmation and implementation of a Chapter 11 plan for all of the Debtors in these cases and treatment of each of the major creditor classes, including general unsecured creditors, the Pension Benefit Guaranty Corporation, the Air Transportation Stabilization Board, General Electric Company and General Electric Capital Corporation, and aircraft lenders and lessors. Asset sale proposals under 11 U.S.C. ss. 363 are not preferred but may be entertained, provided however, that the proposal must, in such event, (1) identify the assets to be sold, (2) state who will purchase such assets and the terms of the sale, (3) provide credible evidence demonstrating the capacity of such purchaser to close the transaction, and (4) disclose the impacts that any such asset sales may have on the Debtors' principal stakeholders, including the impacts on employees and creditors, as well as the amount and status of the claims generated or occurring, if any, as a result of each such proposed asset sale.

         (iv) Fees and Expenses. The proposal shall not require the payment of any break-up fee, termination fee, or similar fee or expense reimbursement to the proponent.

         (v) Treatment of Plan Investors. The proposal must identify how the agreements between the Debtors and the Plan Investors will be treated.

         (vi) Cash Investment. The proposal must specify the amount of cash that will be invested in the Debtors under the Competing Plan Proposal and identify all sources of such investment.

         (vii) Feasibility. The proposal must include evidence sufficient in the reasonable judgment of the Debtors to demonstrate the feasibility of the proposal including, without limitation, the capacity of the proponent to consummate the transactions within the time frame specified in the proposal, and a substantial likelihood that the proposal will obtain any antitrust or other required regulatory approvals without material delay.

Notwithstanding the foregoing, at any time prior to the Qualified Competing Plan Proposal Deadline, the Debtors retain the right, in their discretion, to consider prior to such bidding deadline, any non-conforming bids or, any proposals to substitute one or more of the Plan Investors and otherwise implement the terms of the Merger Agreement and any such proposals, if considered by the Debtors, shall be deemed Qualified Competing Plan Proposals for purposes of this Order, provided, however, that any non-conforming bids so considered must, at a minimum, meet the requirements of Sections B(i), (ii) and (iii), above.

         C. Selection of Highest and Best Qualified Competing Plan Proposal
            ---------------------------------------------------------------

         The proposal that will be selected as the best proposal and serve as the basis for the Debtors' Plan of Reorganization shall be determined in accordance with the following procedures:

         (i) If No Qualified Competing Plan Proposals. If there are no Qualified Competing Plan Proposals, then the Debtors shall proceed to seek confirmation of a Plan implementing the Merger Agreement and Investment Agreements.

         (ii) Best and Final Proposals/Auction. If any Qualified Competing Plan Proposals are received by the Qualified Competing Plan Proposal Deadline, then the Debtors shall allow any party that has submitted a Qualified Competing Plan Proposal to submit to the Debtors their best and final plan funding proposal (the "Best and Final Qualified Bids"), or in the alternative, the Debtors may hold an auction, on terms and within a time frame deemed appropriate by the Debtors after reasonable notice to America West and the Plan Investors, provided that in no event shall any such Best and Final Qualified Bid be submitted, nor any auction conclude, after the date that is thirty-five (35) days after entry of this Order. Best and Final Qualified Bids may be submitted only by the Plan Investors or a person who submitted a Qualified Competing Plan Proposal. The only parties that may attend and/or participate in an auction will be America West, Qualified Competing Plan Sponsors, and Plan Investors.

         (iii) Determination of Winner. If there are any Qualified Competing Plan Proposals, the Board of Directors of Group, after consulting with the Committee's Professionals, will determine which of the Qualified Competing Plan Proposals (including any Best and Final Qualified Bids) or the Merger Agreement is the best proposal, based on all factors it deems relevant (which factors may include, without limitation, the structure of the proposed transaction, the reputation and credibility of the proponent, the strategic benefits of the transaction, any estimated cost and revenue synergies, the financial capacity of the proponent to consummate the transaction, the nature of any closing conditions and likelihood of timely satisfaction of such conditions, the timing of the closing, the ability to satisfy obligations (if any) to the Plan Investors and their affiliates, the antitrust and other regulatory considerations, and the value of the transaction to each stakeholder group), subject to the Court's approval. In determining the best proposal, the Debtors shall take into account the Break-up Fees that would be payable and the revenue synergies and consequent valuation enhancements resulting from the commercial arrangements with Ace contemplated by the Ace Investment Agreement.

         (iv) Approval Hearing. The Debtors shall seek the Court's approval of its selection of the best proposal at a hearing that will take place before the Court at ____ a.m./p.m. on the date that is no later than forty (40) days after entry of this Order (the "Approval Deadline"), which proposal shall, upon such approval be deemed the "Approved Proposal". Each of the Investment Agreements, which comprise part of the Approved Proposal, shall be separately approved. If no Qualified Competing Plan Proposal is received by the Qualified Competing Plan Proposal Deadline, or if no proposal is approved by this Court by the Approval Deadline, the Merger Agreement and Investment Agreements shall automatically be deemed to be the Approved Proposal without any further action by the Court or any other party.

         D. Access to Information
            ---------------------

         The Debtors shall provide America West and the Plan Investors, and any potential Competing Plan Sponsor that satisfies the requirements of Sections A(i), (ii), and (iv) above, with immediate reasonable access during normal business hours to the Debtors' books, records, facilities, key personnel, officers, independent accountants and legal counsel for the purpose of completing all due diligence investigations reasonably deemed necessary by such parties, and shall otherwise cooperate with such entities in connection with their due diligence, provided, however, that the Debtors shall not be required to provide confidential or proprietary information to a competitor if the Debtors reasonably believe that disclosure of such information would be detrimental to the Debtors' interests or operations. Any information provided by or on behalf of the Debtors or their estates to potential Competing Plan Sponsors (regardless of whether they have made a Qualified Competing Proposal) shall also be provided at the same time to America West and the Plan Investors if such information has not previously been provided to such persons. The Debtors may satisfy their requirements set forth in the immediately preceding sentence by maintaining a data room (or virtual data room), access to which is available to America West and the Plan Investors, and by providing to such persons any information that is not in such data room but is provided to other potential Competing Plan Sponsors, at the same time that such information is provided to such other potential Competing Plan Sponsors. Notwithstanding the obligations set forth above, the Debtors shall not provide confidential information obtained by Debtors from America West in connection with this transaction (or information that is based upon or reflects such confidential commercial information) to any party without the consent of America West.

         E. Incorporation of Approved Proposal into Plan of Reorganization
            --------------------------------------------------------------

         After the Merger Agreement or a Qualified Competing Plan Proposal is designated or becomes the Approved Proposal, the Debtors shall proceed expeditiously to incorporate such Approved Proposal (which term as used herein shall include the related Investment Agreements if the Merger Agreement is the Approved Proposal) into a plan of reorganization, and shall seek confirmation of such plan of reorganization. In addition to the provisions of the Merger Agreement and the Investment Agreements that are approved and made binding pursuant to this Order, after the Approval Hearing, neither the Debtors, nor their respective directors, officers, employees, agents, representatives, or affiliates, will solicit, entertain, discuss, review, negotiate, make, accept, approve, cooperate with, provide information in connection with or support any offer, proposal, bid or indication of interest to or from, or any transaction with, any person or entity other than the Approved Proposal, involving any restructuring, recapitalization of, or sale of assets of, any Debtor, including without limitation, the issuance or distribution of capital stock, options, warrants, or convertible securities exercisable for or convertible into the Debtors' capital stock, debt instrument or any other infusions of equity or debt capital, any commercial contract or arrangement materially inconsistent with the Approved Proposal or any material asset sale outside the ordinary course of business or any other material transaction, provided, however, that foregoing restrictions shall not apply (i) to asset dispositions contemplated or permitted under the Approved Proposal or (ii) from and after the date on which (A) the Court denies confirmation of the plan of reorganization incorporating the Approved Proposal or (B) any event occurs that makes consummation of the Approved Proposal impossible or that gives the Debtors the right to decline to proceed with the transaction under the terms of the Approved Proposal or under any Court order or applicable law.

         F. Termination Fees and Related Provisions
            ---------------------------------------

         Notwithstanding Section 5.1(d) of the Merger Agreement, the Debtors' and America West's rights and obligations under Sections 4.2, 4.3, 4.4, 4.20, 6.1, 6.2, 6.3,

6.4 and 6.5 of the Merger Agreement shall be and hereby are made binding on the Debtors and their estates effective immediately upon entry of this order and shall survive termination of the Merger Agreement.(5) In addition, the Debtors' obligations under Sections 8.01 and 8.02 of each of the Investment Agreements and Section 3 of the Junior DIP Amendment shall be and hereby are made binding on the Debtors and their estates immediately upon entry of this order and shall survive termination of such Investment Agreements. If America West becomes entitled to the West Termination Fee (as defined in the Merger Agreement) under the terms thereof, or if any of the Plan Investors becomes entitled to a breakup fee or expense reimbursement under the terms of the applicable Investment Agreement, such fees or expense reimbursement rights will be treated as an allowed administrative priority expense pursuant to sections 503(b) and 507(a)(1) of the Bankruptcy Code without the need for any application, motion or further order of this Court. The Debtors shall pay such fees and expenses by wire transfer to America West, Par, Ace and/or Peninsula, if applicable, within two (2) business days after their right to receive such fees arise pursuant to the terms of the Merger Agreement, the applicable Investment Agreement or the terms hereof. If the Debtors become entitled to the East Termination Fee (as defined in the Merger Agreement), America West shall pay such fee by wire transfer to the Debtors within two (2) business days after the Debtors' right to receive the East Termination Fee arises pursuant to the terms of the Merger Agreement. The automatic stay provisions of section 362 of the


___________________

(5) In the event of any discrepancy between the provisions of the Merger Agreement and the terms of this Order, the terms of the Merger Agreement shall govern and control. In the event of any discrepancy between the provisions of any Investment Agreement and the terms of this Order, the terms of such Investment Agreement shall govern and control.

Bankruptcy Code shall not apply to (1) America West's rights under the Merger Agreement, including, without limitation, the right to terminate the Merger Agreement and the right to receive the West Termination Fee under the terms thereof, or (2) the Plan Investors' rights under the Investment Agreements.

         If the Merger Agreement becomes the Approved Proposal, from and after such time: (a) no person shall take any action to prevent, interfere with, or otherwise enjoin consummation of the transactions contemplated in accordance with the Merger Agreement; (b) America West shall be entitled to seek injunctive relief from this Court to enforce the provisions of Sections 4.4 and 6.5(d) of the Merger Agreement and the provisions of this Order and (c) the Plan Investors shall be entitled to seek injunctive relief from this Court to enforce the provisions of the Investment Agreement and the provisions of this Order.

         G. Disposition of Deposit
            ----------------------

         Any deposits made by a Competing Plan Sponsor pursuant to Section A(iii) above, shall be:

         (i) promptly returned to such Competing Plan Sponsor if (x) the Debtors select a proposal other than such Competing Plan Proposal as the Approved Proposal, or (y) the Competing Plan Proposal becomes the Approved Proposal but then is not consummated for any reason other than such Competing Plan Sponsor's material breach of such Competing Plan Sponsor's obligations, agreements or undertakings;

         (ii) retained by the Debtors and applied to the funding obligations of such Competing Plan Sponsor's Proposal if such proposal becomes the Approved Proposal and a plan incorporating such transaction with such Competing Plan Sponsor is confirmed; or

         (iii) retained by the Debtors in the event that the Debtors select the Competing Plan Proposal as the Approved Proposal but such Competing Plan Sponsor subsequently fails or refuses to close all or any part of the transaction it proposed for any reason other than the failure to occur of one or more specific closing conditions set forth in such Competing Plan Sponsor's proposal which failure was not caused by any breach of such Competing Plan Sponsor's obligations, undertakings or agreements, in which event the Debtors shall remain free, in addition to retaining such Competing Plan

                  Sponsor's deposit, to assert any claims or causes of action the Debtors or their estates may have against such Competing Plan Sponsor.

         H. Publicity
            ---------

         Neither the Debtors nor America West shall issue or cooperate in the issuance of any public announcement of any agreement or potential transaction involving the Debtors and America West, except to the extent that any such announcement is required by applicable law, without the consent of the other party and such other party's approval of the form and substance of any such press release or announcement.

         The Court shall retain jurisdiction to hear and determine all matters arising from or relating to the implementation of this Order.


Dated:            Alexandria, Virginia

                  __________ __, 2005

                                            __________________________________
                                            United States Bankruptcy Judge



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